Registration No. 333- _____

As Filed with the Securities and Exchange Commission on February 7 , 2001
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

NATIONAL FUEL GAS COMPANY
(Exact name of issuer as specified in its charter)
_____________________

New Jersey (State or other jurisdiction of incorporation or organization)	13-1086010 (I.R.S. Employer Identification No.)
10 Lafayette Square Buffalo, New York 14203 (Address of principal executive office)

_____________________

1997 AWARD AND OPTION PLAN
(Full title of the plan)
______________________________
James R. Peterson
Assistant Secretary
NATIONAL FUEL GAS COMPANY
10 Lafayette Square
Buffalo, New York 14203
(Name and address of agent for service)
(716) 857-7702

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, one dollar ($1.00) par value	1,900,000 shares (1)	$ 52.585	$ 99,911,500	$ 24,977.88
Common Stock Purchase Rights	1,900,000 rights (2)	B	B	B

(1)

The number of shares are subject to adjustment in accordance with the anti-dilution provisions of the Plan. Accordingly, this Registration Statement also covers an indeterminable number of shares which may be issuable in connection with such provisions.

(2)

Since no separate consideration is paid for the Common Stock Purchase Rights (ARights@), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(3)

Estimated solely for the purpose of determining the registration fee computed pursuant to Rule 457(c); calculated on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 1, 2001.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation by Reference

This Form S-8 Registration Statement is filed to register 1,900,000 additional shares of the Common Stock, $1.00 par value, of National Fuel Gas Company ("Registrant") issuable pursuant to the Registrant's 1997 Award and Option Plan, as amended. The contents of Registrant's Form S-8 Registration Statement No. 333-51595, except Item 4 which is superseded by the information below, are hereby incorporated by reference.

Item 4.	Description of Securities.
Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on February 6, 2001.

NATIONAL FUEL GAS COMPANY By: /s/ B.J. Kennedy B.J. Kennedy Chairman of the Board, and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip C. Ackerman and James R. Peterson, and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date below.

Signature	Title
/s/ B.J. Kennedy B.J. Kennedy	Chairman of the Board, Chief Executive Officer and Director	February 6, 2001
/s/ P.C. Ackerman P.C. Ackerman	President, Principal Financial Officer and Director	February 6, 2001
/s/ R.T. Brady R. T. Brady	Director	February 6, 2001
/s/ J.V. Glynn J.V. Glynn	Director	February 6, 2001
/s/ W.J. Hill W.J. Hill	Director	February 6, 2001
/s/ B.S. Lee B.S. Lee	Director	February 6, 2001
/s/ E.T. Mann E.T. Mann	Director	February 6, 2001
/s/ G.L. Mazanec G.L. Mazanec	Director	February 6, 2001
/s/ J.F. Riordan J.F. Riordan	Director	February 6, 2001
/s/ J.P. Pawlowski J.P. Pawlowski	Treasurer and Principal Accounting Officer	February 6, 2001

EXHIBIT INDEX
Exhibit Number	Description of Exhibit	Page No.
4-1

Restated Certificate of Incorporation of National Fuel Gas Company, dated September 21, 1998 (Incorporated by Reference to Exhibit 3.1, Form 10-K for the fiscal year ended September 30, 1998 in File No. 1-3880).

4-2	Bylaws of the Company, as amended (Incorporated by Reference to Exhibit 3.1, Form 10-Q for the fiscal quarter ended June 30, 2000 in File No. 1-3880).
4-3	Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to Exhibit 2(b) in File No. 2-51796).
4-4

Third Supplemental Indenture dated as of December 1, 1982, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to Exhibit 4(a)(4) in File No. 33-49401).

4-5

Tenth Supplemental Indenture dated as of February 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to Exhibit 4(a), Form 8-K dated February 14, 1992 in File No. 1-3880).

4-6

Eleventh Supplemental Indenture dated as of May 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to Exhibit 4(b), Form 8-K dated February 14, 1992 in File No. 1-3880).

4-7

Twelfth Supplemental Indenture dated as of June 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to Exhibit 4(c), Form 8-K dated June 18, 1992 in File No. 1-3880).

4-8

Thirteenth Supplemental Indenture dated as of March 1, 1993, to Indenture dated as of October 15, 1974, between The Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to Exhibit 4(a)(14) in File No. 33-49401).

4-9

Fourteenth Supplemental Indenture dated as of July 1, 1993, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1993 in File No. 1-3880).

4-10

Fifteenth Supplemental Indenture dated as of September 1, 1996, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1996 in File No. 1-3880).

4-11	Indenture dated as of October 1, 1999, between the Company and the Bank of New York. (Incorporated by Reference to Exhibit 4.1 Form 10-K for fiscal year ended September 30, 1999 in File No. 1-3880).
4-12	Officer's Certificate Establishing Medium-Term Notes dated October 14, 1999. (Incorporated by Reference to Exhibit 4.2, Form 10-K for fiscal year ended September 30, 1999 in File No. 1-3880).
4-13

Amended and Restated Rights Agreement, dated as of April 30, 1999, between the Company and HSBC Bank USA, which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Stock (Incorporated by Reference to Exhibit 99.2 to Form 8-A/A dated April 30, 1999, in File No. 1-3880).

5	Opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP as to the legality of the securities registered.
23-1	Consent of PricewaterhouseCoopers LLP.
23-2	Consent of Ralph E. Davis Associates, Inc.
23-3	Consent of McDaniel & Associates Consultants Ltd.
23-4	Consent of Phillips, Lytle, Hitchcock, Blaine & Huber LLP
24	Power of Attorney (included on signature page hereof)

EXHIBITS 5 and 23-4

OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
BLAINE & HUBER LLP AS TO THE LEGALITY
OF THE SECURITIES REGISTERED

February 6, 2001

National Fuel Gas Company
10 Lafayette Square
Buffalo, New York 14203

Re:  National Fuel Gas Company - Registration Statement on Form S-8

Gentlemen:

With respect to the Form S-8 Registration Statement of National Fuel Gas Company (the "Company"), covering the registration of 1,900,000 additional shares of Common Stock, $1.00 par value, ("Common Stock") of the Company, we have examined and are familiar with the Company's Certificate of Incorporation, By-laws, resolutions of its Directors, the Company's 1997 Award and Option Plan, as amended ("Plan"), and such other documents and corporate records and proceedings relating to the proposed issuance of the Common Stock and the adoption of the Plan by the Company. We have also examined such other documents and proceedings that we have considered necessary for the purpose of this opinion.

Based upon such examination, we are of the opinion that:

1.	The Company has been duly incorporated and is a validly existing corporation under the laws of the State of New Jersey.
2.

The Common Stock has been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plan, and provided that at the time of issuance an order pursuant to the Public Utility Holding Company Act of 1935, as amended, relating to the authorized but unissued Common Stock shall have become and remain effective, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours, PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP

EXHIBIT 23-1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 23, 2000 relating to the financial statements and financial statement schedule of National Fuel Gas Company, which appears in National Fuel Gas Company=s Annual Report on Form 10-K for the year ended September 30, 2000.

/s/PricewaterhouseCoopers LLP

Buffalo, New York
February 6, 2001

EXHIBIT 23-2

RALPH E. DAVIS ASSOCIATES, INC.

Consultants - Petroleum and Natural Gas
3555 Timmons Lane - Suite 1105
Houston, Texas 77027
(713) 622-8955

CONSENT OF ENGINEER

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the National Fuel Gas Company 1997 Award and Option Plan, and in the related Prospectus, of our audit report dated October 19, 2000 and to the reference to our estimate dated October 1, 2000 appearing in the National Fuel Gas Company Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

Houston, Texas January 19, 2001	RALPH E. DAVIS ASSOCIATES, INC. /s/ Larry A. Barnett Larry A. Barnett, P.E. Senior Vice President

EXHIBIT 23-3

McDANIEL & ASSOCIATES CONSULTANTS LTD.
Oil & Gas Reservoir Evaluations

CONSENT OF ENGINEER

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the National Fuel Gas Company 1997 Award and Option Plan, and in the related Prospectus, of our report dated October 5, 2000, and to the reference to our estimate dated October 1, 2000, appearing in the National Fuel Gas Company Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

Sincerely,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

    /s/ P.A. Welch
P. A. Welch, P. Eng.
Senior Vice President

Calgary, Alberta
Dated: January 25, 2001